Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear, Inc. Positively Revises First Quarter 2016 Financial Outlook

CARLSBAD, Calif. - April 20, 2016 - MaxLinear, Inc. (NYSE: MXL), a leading provider of radio frequency (RF) and mixed-signal integrated circuits for cable and satellite broadband communications, the connected home, and for data center, metro, and long-haul fiber networks, today updated and raised its financial outlook for the first quarter 2016.
MaxLinear currently anticipates revenue for the quarter ended March 31, 2016 to be between $102 million and $103 million, consistent with middle of the range of prior guidance. MaxLinear also announced that it expects gross profit percentage to exceed prior guidance by approximately 200 basis points, and operating expenses to be approximately $1.0 million less than prior guidance. MaxLinear also indicated that it expects operating results in the quarter to be partially offset by incremental tax expense of approximately $2 million.
Management Commentary
“As we have seen strength across our business with continued strong booking trends, we are pleased to reiterate our revenue outlook for the first quarter 2016. Additionally, continued supply chain efficiencies, particularly in our Entropic business, favorable mix, and tight expense control yielded better-than-expected gross profit and operating expense results.”
These financial results are preliminary and subject to MaxLinear's customary quarterly closing and review procedures as well as review by MaxLinear’s independent registered public accounting firm. As previously announced, MaxLinear will release its financial results for the first quarter 2016 after the close of the market on Monday, May 9, 2016.
Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including updates to our prior guidance for first quarter 2016 revenue, gross profit percentage, and operating expenses) and trends and growth opportunities in our product markets. The financial projections provided today are subject to MaxLinear’s completing its financial statements for the quarter ended March 31, 2016 and the review of those financial statements by MaxLinear’s independent registered public accounting firm. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business, operating results, financial condition, and stock price, include intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; limited trading volumes; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry, including pending litigation against us by a third party in the United States District Court in Delaware; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including the information set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2015. . In addition, when available, investors should review the information to be set forth under the caption “Risk Factors” in MaxLinear’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which MaxLinear expects to file in May 2016. All forward-looking statements are based on the estimates, projections and assumptions of management as of April 20, 2016, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

About MaxLinear, Inc.
MaxLinear, Inc. (NYSE:MXL) is a global provider of integrated, radio frequency, and mixed-signal integrated circuits and SoCs. The company is a pioneer in multimedia over coax alliance (MoCA) technology and its products serve broadband communications and infrastructure industries, including cable TV, satellite TV, data center, metro, and long-haul optical transport network applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.

MxL, Full-Spectrum Capture, FSC and the MaxLinear logo are trademarks of MaxLinear, Inc. Other trademarks appearing herein are the property of their respective owners.

MaxLinear Inc. Press Contact: David Rodewald The David James Agency LLC Tel: 805-494-9508 david@davidjamesagency.com	MaxLinear Inc. Corporate Contact: Gideon Massey Investor Relations Specialist Tel: 949-333-0056 gmassey@maxlinear.com